UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2010 (February 2, 2010)

HARLAND CLARKE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
333-133253	84-1696500
(Commission File Number)	(I.R.S. Employer Identification No.)

2939 Miller Road Decatur, Georgia	30035
(Address of principal executive offices)	(Zip Code)

(770) 981-9460
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2010, Harland Clarke Holdings Corp. (the “Company”) entered into an extension of the employment agreements (the “Employment Agreements”) between each of (i) Charles T. Dawson (Chief Executive Officer of the Company) and (ii) Peter A. Fera, Jr. (Chief Financial Officer of the Company) and the Company. Under the extensions, the Employment Agreements will continue in force until December 31, 2013. All other terms and conditions of the Employment Agreements remain unchanged.

  On February 7, 2010, the Company entered into an extension of the employment agreement between James D. Singleton (President and Chief Operating Officer of the Company) and the Company, effective as of February 2, 2010 (the “Singleton Employment Agreement”). Under the extension, the Singleton Employment Agreement will continue in force until December 31, 2013. All other terms and conditions of the Singleton Employment Agreement remain unchanged.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 1.01 above, on February 2, 2010, the Company and Messrs. Dawson and Fera agreed to extend the term of their respective Employment Agreements through December 31, 2013.

As described in Item 1.01 above, on February 7, 2010, the Company and Mr. Singleton agreed to extend the term of the Singleton Employment Agreement through December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLAND CLARKE HOLDINGS CORP.
By:	/s/ Martin Wexler
Name: Martin Wexler Title: Vice President and Treasurer

Dated:  February 8, 2010